Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the NYSE Euronext’s Form S-8 (No. 333-141869) pertaining to the

•	NYSE Group, Inc. 2006 Stock Incentive Plan,
•	Archipelago Holdings, L.L.C. 2000 Long-Term Incentive Plan,
•	Archipelago Holdings, L.L.C. 2003 Long-Term Incentive Plan,
•	Archipelago Holdings 2004 Stock Incentive Plan,
•	Stichting SBF Option Plan,
•	Euronext Employees Stock Option Plan 2001,
•	Euronext Employees Stock Option Plan 2002,
•	Euronext Employees Stock Option Plan,
•	Euronext N.V. Executive Incentive Plan,
•	Euronext N.V. All Employee Share Purchase and Match Plan 2006,
•	Euronext N.V. HM Revenue and Customs Approved Share Incentive Plan 2006, and
•	Euronext N.V. Share Purchase and Match French Plan

of our report dated March 22, 2007, with respect to the consolidated financial statements of Euronext N.V., Amsterdam, The Netherlands, as of December 31, 2006 and 2005 and for each of the two years in the period ended December 31, 2006 included in this Annual Report (Form 10-K) of NYSE Euronext for the year ended December 31, 2007.

Amsterdam, The Netherlands

March 25, 2008

/s/ Ernst & Young Accountants

Ernst & Young Accountants